<Page E-2>
                                                     Exhibit 99.1




           ------------------------------------------
               WDN MANAGEMENT COMPANY 401(k) PLAN

        Financial Statements and Supplemental Schedules
             for the Year Ended September 30, 1996
                and Independent Auditors' Report
           ------------------------------------------

<Page E-3>

               WDN MANAGEMENT COMPANY 401(k) PLAN

                       TABLE OF CONTENTS
------------------------------------------------------------------

INDEPENDENT AUDITORS' REPORT                                Page
                                                            ----
FINANCIAL STATEMENTS:

     Statement of Net Assets Available for Benefits,
        September 30, 1996                                  E-5

     Statement of Changes in Net Assets Available
        for Benefits, for the Year Ended
        September 30, 1996                                  E-6

     Notes to Financial Statements                          E-7

SUPPLEMENTAL SCHEDULES AS OF AND FOR THE
   YEAR ENDED SEPTEMBER 30, 1996:

     Item 27A - Schedule of Assets Held for
        Investment Purposes                                 E-12

     Item 27D - Schedule of Reportable Transactions         E-13


<Page E-4>

INDEPENDENT AUDITORS' REPORT

To the Trustees and Participants of
WDN Management Company 401(k) Plan
Dallas, Texas

     We have audited the accompanying statement of net assets available for benefits of WDN Management Company 401(k) Plan as of September 30, 1996, and the related statement of changes in net assets available for benefits for the year then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the WDN Management Company 401(k) Plan at September 30, 1996, and the changes in net assets available for benefits for the year then ended in conformity with generally accepted accounting principles.

     Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the Table of Contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental information by fund in the statement of net assets available for benefits and the statement of changes in net assets available for benefits is presented for the purpose of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of the individual funds. The supplemental schedules and supplemental information by fund are the responsibility of the Plan's management. Such supplemental schedules and supplemental information by fund have been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.

/s/ Deloitte & Touche LLP
-------------------------

DELOITTE & TOUCHE LLP
April 10, 1997

Dallas, Texas

<Page E-5>

                                  WDN MANAGEMENT COMPANY 401(k) PLAN
                            STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                                          SEPTEMBER 30, 1996

                                                        Supplemental Information by Fund
                           ------------------------------------------------------------------------------------------
                           Money    Capital                         High Yield   Total             Walden Participant
                           Market Appreciation Convertible  Value Corporate Bond Return Government Stock     Loans    Total Plan
                           -----------------------------------------------------------------------------------------------------
ASSETS
------

Investments at fair value:
 Walden Residential
  Properties, Inc.common
  stock                  $    --  $    --      $    --   $    --     $    --     $    --  $    --   $ 66,607 $    --  $ 66,607
 Mutual funds               5,346  170,117       13,555    95,315      11,037      23,524   26,684       --       --   345,578
 Participant loans            --       --           --        --          --          --       --        --     1,100    1,100
                         -------- --------     --------  --------    --------    -------- --------  -------- -------- --------
  Total investments         5,346  170,117       13,555    95,315      11,037      23,524   26,684    66,607    1,100  413,285

Cash                       11,218      --           --        --          --          --       --        --       --    11,218

Receivables:
 Employer's contribution  216,894      --           --        --          --          --       --        --       --   216,894
 Participants'
  contributions             4,199      --           --        --          --          --       --        --       --     4,199
                         -------- --------     --------  --------    --------    -------- --------  -------- -------- --------
  Total receivables       221,093      --           --        --          --          --       --        --       --   221,093
                         -------- --------     --------  --------    --------    -------- --------  -------- -------- --------
NET ASSETS AVAILABLE
 FOR BENEFITS            $237,657 $170,117     $ 13,555  $ 95,315    $ 11,037    $ 23,524 $ 26,684  $ 66,607 $  1,100 $645,596
                         ======== ========     ========  ========    ========    ======== ========  ======== ======== ========

<Page E-6>
                                  WDN MANAGEMENT COMPANY 401(k) PLAN
                       STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                                      YEAR ENDED SEPTEMBER 30, 1996

                                                        Supplemental Information by Fund
                           -----------------------------------------------------------------------------------------
                           Money    Capital                        High Yield   Total             Walden Participant
                           Market Appreciation Convertible Value Corporate Bond Return Government Stock     Loans    Total Plan
                           ----------------------------------------------------------------------------------------------------
Investment income:
Net appreciation
 depreciation)
 in fair value
 of investments            $    --  $ 16,589    $    309 $  4,872     $    186  $  1,640 $   (517) $  3,582  $   --   $ 26,661
Dividend income                 613       60         223      739          328       142      646     2,948      --      5,699
                           -------- --------    -------- --------     --------  -------- --------  --------  -------- --------
                                613   16,649         532    5,611          514     1,782      129     6,530      --     32,360

Employer contribution       216,894      --          --       --           --        --       --        --       --    216,894
Participants' contribution   39,923  160,526      13,163   93,503       10,880    21,789   27,022    60,077      --    426,883
                           -------- --------    -------- --------     --------  -------- --------  --------  -------- --------
  Total additions           257,430  177,175      13,695   99,114       11,394    23,571   27,151    66,607      --    676,137

Insurance premium
 payments                   (19,773)     --          --       --           --        --       --        --       --    (19,773)
Benefits paid to
 participants                   --    (6,308)       (140)  (3,599)        (357)      (47)    (317)      --       --    (10,768)
Transfers                       --      (750)        --      (200)         --        --      (150)      --     1,100       --
                           -------- --------    -------- --------     --------  -------- --------  --------  -------- --------
  Total deductions          (19,773)  (7,058)       (140)  (3,799)        (357)      (47)    (467)      --     1,100   (30,541)
                           -------- --------    -------- --------     --------  -------- --------  --------  -------- --------
    Net increase            237,657  170,117      13,555   95,315       11,037    23,524   26,684    66,607    1,100   645,596

NET ASSETS AVAILABLE
 FOR BENEFITS:
  BEGINNING OF YEAR             --       --          --       --           --        --       --        --        --       --
                           -------- --------    -------- --------     --------  -------- --------  --------  -------- --------
  END OF YEAR              $237,657 $170,117    $ 13,555 $ 95,315     $ 11,037  $ 23,524 $ 26,684  $ 66,607  $  1,100 $645,596
                           ======== ========    ======== ========     ========  ======== ========  ========  ======== ========

<Page E-7>
               WDN MANAGEMENT COMPANY 401(k) PLAN

                 NOTES TO FINANCIAL STATEMENTS
                 YEAR ENDED SEPTEMBER 30, 1996
-----------------------------------------------------------------------

1.   DESCRIPTION OF PLAN

     The following description of the WDN Management Company 401(k) Plan (the "Plan") provides only general information.
     Participants should refer to the Plan document for a more complete description of the Plan's provisions.

     General Plan Description
     ------------------------

     The Plan was formed on October 1, 1995 and is a defined contribution plan covering substantially all employees of WDN Management Company (the "Company") and Walden Residential Properties, Inc. ("Walden") who have one year of service and are age 18 or older. The Company acted as the Plan administrator and controlled and managed the operation and administration of the Plan through December 31, 1996, at which time the Company was merged with Walden and Walden became the Plan administrator. For the year ended September 30, 1996, Administrators Plan Services, Inc. sponsored the plan and two executive officers of the Company and Walden served as the trustees of the Plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

     Contributions
     -------------

     Each year, participants may contribute up to 15% of pretax annual compensation, as defined in the Plan. The Company makes a discretionary matching contribution. For the Plan year ended September 30, 1996, the matching contribution represented 100% up to 6% and 50% up to 6% of eligible compensation for the periods from October 1, 1995 through March 31, 1996 and from April 1, 1996 through September 30, 1996, respectively.

     Participant Accounts
     --------------------

     Each participant's account is credited with the participant's contributions and withdrawals, as applicable, and allocations of (a) the Company's contributions and (b) Plan earnings. Allocations are based on participant earnings or account balances, as defined. Forfeited balances of terminated participants' nonvested accounts are used to reduce the Company's future contributions. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

     At September 30, 1996, the Plan had a receivable of $221,093 for a matching contribution due from the Company and participant contributions. Upon receipt, such amounts will be allocated to participant accounts based upon the investment options elected by each participant.

<Page E-8>

     Vesting
     -------

     Participants are immediately vested in their contributions plus actual earnings thereon. Vesting in the Company's contribution portion of their accounts plus actual earnings thereon is based on years of credited service. Vesting occurs in accordance with the following table:

                    Years of Service            % Vested
                    ----------------            --------
                    less than 3 years                0%
                    3 years                         20%
                    4 years                         40%
                    5 years                         60%
                    6 years                         80%
                    after 7 years                  100%

     Investment Options
     ------------------

     Upon enrollment in the Plan, a participant may direct employee contributions in 1% increments in any of eight investment options. The Company matching contributions are contributed into the investment options elected for employee contributions, except for the Walden Stock Fund.

          Mainstay Money Market Fund - Investment in short-term cash accounts which provides as high a level of current income as is considered consistent with the preservation of capital and liquidity.

          Mainstay Capital Appreciation Fund - Invests in a portfolio of equity securities with a focus on long-term growth of capital. Dividend income, if any, is an incidental consideration.

          Mainstay Convertible Fund - Invests in a portfolio of equity securities with a focus on capital appreciation together with current income.

          Mainstay Value Fund - Invests in equity securities geared to maximize long-term total return from a combination of capital growth and income.

          Mainstay High Yield Corporate Bond Fund - Invests in a diversified portfolio of high yield debt securities with a focus on maximum current income with capital appreciation as a secondary objective.

          Mainstay Total Return Fund - Invests in a portfolio of equity securities with the objective of obtaining current income and a reasonable opportunity for future growth of capital and income.

          Mainstay Government Fund - Invests in government securities with the objective of a high level of current income and the safety of the principal.

<Page E-9>

          Walden Residential Properties, Inc. Common Stock
          Fund ("Walden Stock Fund") - Funds are invested in the common stock of Walden.

          Participants may change or transfer their investments options daily.

     Loans to Participants
     ---------------------

     Participants may borrow from their fund accounts up to 50% of their account balance, with a minimum of $1,000 up to a maximum of $50,000. Loan transactions are treated as a transfer between the investment fund and the loan fund. Loan terms range from 1 to 5 years or up to 25 years for the purchase of a primary residence. The loans are secured by the balance in the participant's account and bear interest at a rate commensurate with local prevailing rates as determined quarterly by the Plan administrator. Principal and interest is paid ratably through biweekly payroll deductions.

     Payment of Benefits
     -------------------

     On termination of service, a participant may elect to receive either a lump-sum amount equal to the value of the participant's vested interest in his or her account, or annual installments beginning the first day of the month coincident with the attainment of the normal retirement age, as defined. Amounts payable to such participants at September 30, 1996 were $2,582.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Valuation of Investments
     ------------------------

     The investments in the Walden Stock Fund are stated at fair value based on closing sales prices reported on recognized securities exchanges on the last business day of the Plan year. The mutual funds are valued at quoted market prices which represent the net asset values of shares held by the Plan at year-end.

     The loans to participants are valued at cost plus accrued interest which approximates fair value.

     Administrative Expenses
     -----------------------

     The Plan's expenses are paid by the Company. During the plan year ended September 30, 1996, the Company paid $16,703 in administrative expenses on behalf of the Plan.

<Page E-10>

3.   INVESTMENTS EXCEEDING 5% OF NET ASSETS

     The Plan's investments which exceeded 5% of net assets available for benefits as of September 30, 1996 are as follows:

          Capital Appreciation Fund         $170,117
          Value Fund                          95,315
          Total Return Fund                   23,524
          Government Fund                     26,684
          Walden Stock Fund                   66,607

4.   NET APPRECIATION IN FAIR VALUE OF INVESTMENTS

     For the year ended September 30, 1996, the Plan's investments (including investments bought, sold, as well as held during the year) appreciated in value by $26,661, as follows:

                                                 Year Ended
                                             September 30, 1996
                                             ------------------
          Investments at Fair Value:
            Mutual Funds                           $23,079
            Walden Common Stock                      3,582
                                                   -------
                                                   $26,661
                                                   =======

5.   PLAN TERMINATION

     Although it has not expressed any intention to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions set forth in ERISA. In the event of any termination of the Plan, or upon complete or partial discontinuance of contributions, the accounts of each affected participant shall become fully vested.

6.   TAX STATUS

     The Company believes that the Plan is currently designed and is being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

     The Plan is in the process of filing a request to obtain a determination letter from the Internal Revenue Service indicating the Plan, as designed, is in compliance with the applicable requirements of the Internal Revenue Code.

<Page E-11>

7.   CHANGES IN THE PLAN

     Effective October 1, 1996, the Plan was amended to adopt the Delaware Charter Guarantee and Trust Company ("Delaware Charter") prototype plan document and to name Delaware Charter as the trustee. Effective December 31, 1996, the Company was merged into Walden and Walden became the Plan administrator.

8.   RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

     The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500 for the Plan year ended September 30, 1996:

       Net assets available for
        benefits per the financial statements              $645,596
       Amounts allocated for benefits claims payable         (2,582)
                                                           --------
       Net assets available for benefits per the
        Form 5500                                          $643,014
                                                           ========

     The following is a reconciliation of benefits per the financial statements to the Form 5500 as of year ended
     September 30, 1996:

       Benefits paid per the financial statements          $ 10,768
       Add amounts allocated to benefits due and
        payable at September 30, 1996                         2,582
                                                           --------
       Benefits paid for the Form 5500                     $ 13,350
                                                           ========


                   WDN MANAGEMENT COMPANY 401(k) PLAN

       ITEM 27A - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                      YEAR ENDED SEPTEMBER 30, 1996

Identity of Issue, Borrower,                                                       Current
  Lessor or Similar Party       Description of Investment          Units/Shares     Cost     Value
--------------------------------------------------------------------------------------------------
Equity Securities
------------------
Walden Residential
 Properties, Inc. *             Common Stock                            3,153     $ 63,025  $ 66,607

Mutual Funds
------------------
NY Life Securities              Mainstay Money Market Fund              5,346        5,346     5,346
                                Mainstay Capital Appreciation Fund      5,667      153,528   170,117
                                Mainstay Convertible Fund                 949       13,246    13,555
                                Mainstay Value Fund                     4,775       90,443    95,315
                                Mainstay High Yield Corporate Bond      1,335       10,851    11,037
                                Mainstay Total Return Fund              1,166       21,884    23,524
                                Mainstay Government Fund                3,352       27,201    26,684
                                                                                  --------  --------
                                  Total Mutual Funds                               322,499   345,578

Participant Loans               Loan Maturing September 10, 1999;
-----------------               Interest Rate of 10.25% per Annum         --         1,100     1,100
                                                                                  --------  --------
                                TOTAL INVESTMENTS                                 $385,524  $412,185
                                                                                  ========  ========

*     Known to be a party-in-interest.

<Page E-13>

                                WDN MANAGEMENT COMPANY 401(k) PLAN

                          ITEM 27D - SCHEDULE OF REPORTABLE TRANSACTIONS
                                   YEAR ENDED SEPTEMBER 30, 1996

                                                                 Purchases                             Sales
                                                         -----------------------   --------------------------------------------
 Identity of                                                 #of        Purchase       # of       Selling   Cost of   Net Gain
Party Involved         Description of Asset              Transactions    Price     Transactions    Price     Asset    or (Loss)
-------------------------------------------------------------------------------------------------------------------------------
NY Life Securities     Common Stock                           37        $310,657        27       $305,924   $305,924  $   --
                       Mainstay Capital Appreciation Fund     29         162,273        13          8,805      8,454      351
                       Mainstay Convertible Fund              25          13,641         3            618        612        6
                       Mainstay Total Value Fund              28          94,545        12          4,841      4,655      186
                       Mainstay High Yield Corporate
                        Bond Fund                             23          10,819         6            296        298       (2)
                       Mainstay Total Return Fund             24          21,902         3            160        157        3
                       Mainstay Government Fund               25          28,514        12          1,959      2,009      (50)

Bank of Boston         Walden Residential Properties, Inc. *  10          60,077       --             --         --       --


*   Known to be a party-in-interest.